SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934.


                                December 26, 2003
                                 Date of Report
                        (Date of earliest event reported)

                                NIGHTINGALE, INC.
                                -----------------
             (Exact name of Registrant as specified in its charter)


        Utah                    33-23429-D                   87-044988-8
    -------------            -------------------         ------------------
      State of               Commission File No.           IRS Employer
    Incorporation                                        Identification No.


                               2232 Eastwood Blvd.
                                Ogden, Utah 84403
                    (Address of principal executive offices)

                                 (801) 479-0742
                        (Registrant's telephone number)


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Item 5.  Other Events

     The Company's Class "A" and Class "B" Common Stock Purchase Warrants are scheduled to expire on December 31, 2003. Effective December 26, 2003, the Company's Board of Directors adopted a resolution extending the exercise period of the Class "A" and Class "B" Warrants to December 31, 2004. The Warrants may not be exercised until such time as the Company files a Post-Effective Amendment with the Securities and Exchange Commission, which amendment includes current financial statements and thereafter until such amendment is declared effective.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     Attached hereto as an exhibit is a letter from the Company's management to the Shareholders of the Company notifying them of the extension of the exercise period of the warrants.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 29, 2003

                                    NIGHTINGALE, INC.



                                    By:  /s/ William Grilz, President

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                               NIGHTINGALE, INC.
                              2232 Eastwood Blvd.
                                Ogden, UT 84403

                              LETTER TO SUBSCRIBERS

                               December 26, 2003

Dear Subscriber:

     As a purchaser of Units in the Company's public offering, you acquired one share of common stock, one Class "A" Common Stock Purchase Warrant and one Class "B" Common Stock Purchase Warrant. The Warrants have been extended on several occasions and effective December 26, 2003, the Board of Directors extended the exercise period of both the Class "A" and Class "B" Warrants to December 31, 2004.

     The Warrants are not exercisable until the Company finds an acquisition target, files with the Securities and Exchange Commission a post-effective amendment to this registration statement and offers all shareholders an opportunity to rescind their investment in the Company.

     The Company is continuing to seek suitable acquisition candidates and hopes to be able to select a suitable acquisition candidate within the foreseeable future. We appreciate your continued support.

                                          By Order of the Board of Directors